Exhibit 10.20

Employment Agreement

(English Translation)

Party A(The employer)
Henan Kaifeng Desheng Boiler Co., Ltd.
Registered Address
No. 12, Gongyuan Road, Kaifeng City, Henan Province, China

Party B(The emplyee)
Name Honghai Zhang
Gender Male
Date of birth August 19, 1966
Registered residence
No. 12, Gongyuan Road, Kaifeng City, Henan Province, China

According to "The People's Republic of China Labor Law," "The People's Republic of China Labor Contract Law" and other relevant laws and regulations, and the two sides agreed on equal and voluntary basis, by consensus, the signing of the labor contract (hereinafter referred to in this contract) in order to abide by all the terms of this contract.

Term One Contract type and time limit

Party A and Party B sign labor contract during the time period of     2   (select 1 or 2)

1. Fixed-term contract

Duration of the contract is from ______________ to__________________ .  And from______________ to_________________ is probation period.

(1)During the probation period, if Party B is found not to meet the recruitment conditions, Party A may immediately terminate this contract.

(2)Party A, can shorten or extend the probation period according to the performance of Party B with a written confirmation that both sides agreed. At the same time the probation period will not exceed the scope of the relevant provisions of national law.

(3)When fixed-term contract expires, the labor relations between the two sides are naturally terminated. The two sides may renew the labor contract, but the contract should be signed onr month before the original labor contract expired.

2. Non fixed-term contract, since December 21, 2009 _ to the date of the termination of the contract terms of the contract arise.

Term Two Job and Job duties

1. Party A arranges Party B work as     CEO   or other similar positions. Party B must conscientiously perform his/her job duties at work on time, in ensuring quality completion of tasks.

2.Party A has the right to adjust Party B’s work, workplace and job scope, according to production and operation needs and the capacity, health status and performance of Party B have the right to, workplace and job scope. Before doing that, Party A should consult with Party B, and Party B must be subordinate to the work adjustment according to mutual agreement,.

3. Party B committed to Party A that during his/her tenure, without Party A's prior written consent, Party B shall not in any way, directly or indirectly be employed full-time or part-time to engage in any other form of work, including but not limited to advisory and other business activities. During the contract period, Party B shall not participate in or help other economic organizations engaging in business activities that constitutes a competition to Party A. Any person who contravenes this provision, Party A has the right to act according to "non-compete agreement".

4. Through the performance appraisal system for managers at all levels and the Human Resources Department Party A appraises Party B's work on team performance and individual performance quarterly and annually in written. The assessment results will be one of the bases for promotion, demotion, salary increases reduction, transfer, punishment and dismissal.

Term Three Working hours

1. With the approval of the competent administrative departments of labor security, working hours every day is set by Party A calculates working hours according to actual situation of production. Working hours every day is set by Party A

2. Party B enjoys the statutory provisions of state holidays, marriage, funeral home, family planning, home leave, paid holidays.

Term Four Labor protection and labor discipline

1. Party A in accordance with national laws and the protection, Environmental Protection Act and other regulations to ensure that Party B is not in the personal safety and health hazards conditions.

2. Party A should provide education and training to Party B on laws and regulations, professional ethics, labor safety and health, corporate regulations, etc., based on business and operational needs.

3. Party B should abide by the law, and the rules and regulations of Party A , build a good work ethic, and spiritual masters, safeguard corporate interests, keep company's business secrets, and protect company property.

4. Party B should fully handle the work skills, complete tasks actively in accordance with Party A’s needs, and accept Party A’s functional department’s relevant inspection, assessment, reward and punishment.

5. If Party B and violates discipline rules and regulations of Party A, Party A may reward or punish with criticism, education, punishment, until the termination of the labor contract.

6. Party B shall comply with Party A’s policy stipulated in accordance with the law system including administrative, personnel, finance and business, and other rules and regulations, and subject to Party A's management leadership. Party A’s any official issued regulations, requirements and notice is supplement to this contract and for both sides to comply with. Party A will be reward or punish Party B according to the relevant policy and Party B’s performance.

Term Five Remuneration

1. Party A assesses the wage amount monthly under the current wage system, to ensure that it is not less than the local monthly minimum wage level. As a citizen of the Republic of China, Party B has the obligation to pay personal income tax. In accordance with the Government's requirement, Party A deduct the withholding from Party B's monthly salary and pay to the local tax authorities and social insurance institutions Party B's personal income tax and social welfare insurance on his/her behalf.

2. Party A is entitled to adjust the pay system according to Party A's operating performance, talent market conditions, and Party B’s job performance and ability, when Party A’s new pay system is carried out, ot the work content of Party B changes, after negotiated to consensus, the remuneration is to be adjusted according to Party A’s policy.

3. Party A’s pay day is on the __10th day_ every month, after the implementation of work, during holidays salary may be paid in advance as appropriate.

4. If Party B has outstanding contributions in his/her work and special achievements, Party A may give a certain degree of moral encouragement and material reward. According to Party B’s the work result, and other discipline issues, Party A may punish in accordance with national laws, regulations and relevant rules and regulations within the company.

5. End of each year, Party A has the right to pay Party B annual bonus according to Party B’s last year work performance, and comprehensive performance assessment results

Term Six Labor insurance and welfare benefits

1. Party A pays on behalf of Party B on schedule for the payment of pension and other social insurance in accordance with national and local relevant provisions.

2. Party B’s work related injury, occupational diseases, family planning, illness and non work-related injury which incurs expenses, is enforced according to relevant state regulations.

Term Seven Lift of the labor contract and agreement on not lifting the contract

1. By mutual agreement, labor contract may be lifted.

2. Party B has one of the following circumstances, Party A may immediately terminate the contract.

(1) When on probation, found not complying with the conditions employed;

(2)Serious violation of labor discipline or the rules and regulations of Party A;

(3)Serious dereliction of duty, fraud, which cause significant harm to the interests of Party A ;

(4)Be held criminally responsible, or reeducation through labor;

(5)In the pre-recruitment period, Party B conceal, misrepresent his/her work experience, inspections, background and past history of criminal, law and order punishment through the provision of false academic degrees or certificates, inspection certificates and other false materials.

3. In one of the following circumstances, Party A may discharge the labor contract, but it should be 30 days in advance written notice to Party B:

(1)Party B ill or injured by reason of the work, and can not take the original work after health care and can not engage in the work arranged by Party A;

(2)Party B can not do the work, and after training or adjustment to work, still not competent to work;

(3)The objective basis of the labor contract change significantly, resulting in the original labor contract can not perform, after consultations, the parties can not reach concensus on the labor contract agreement.

(4)Party A is about to bankrupt or has serious difficulties in production and operation, and where reductions in personnel.

4. One of the following circumstances, Party B can notify Party A the dissolution of the labor contract;

(1) During the probationary period, and required to inform the company three days in advance;

(2)Party A violently or illegally restrict Party B’s personal freedom and force Party B to work;

(3)Party A is not in accordance with the labor contract to pay labor remuneration or provide working conditions

(4)Party B has to resign because of other reasons, written notice to Party A is required 30 days in advance.

Upon receipt of Party B’s written notice of dissolution of the labor contract, Party A should start the withdrawal procedures. However, Party B has not yet disposed of the economic losses caused by or because of other problems being the period under review to Party A is except in the case.

5. Party B has one of the following circumstances, Party A shall not be free to discharge the labor contract;

(1)Workers whose operations involve exposure to occupational hazards have not done pre-job or occupational health examination or during medical observation period in the diagnosis of patients suspected of occupational disease;

(2)In this job period suffering from occupational disease, or injury at work and is confirmec loss or partial loss of working capacity;

(3)Illness or non-work related injury is the prescribed medical treatment period;

(4)Female staff during pregnancy, childbirth, breast-feeding period;

(5)Worked continuously for Party A for fifteen years, and less than five years away from the statutory retirement age;

(6)Other circumstances according to laws and administrative regulations and;

6. Economic compensation for lifting of the the labor contract, according to the "Labor Contract" executed or Party A and Party B consensus, confirmed in writing.

7. On termination or dissolution of this contract, Party B should return all of Party A's property obtained in connection with Party A or its affiliated companies during his/her tenure including business-related memoranda, notes, records, papers, reports, manuals, drawings, blueprints, designs, and other documents (including copies of), including but not limited to the following items: part or all of the equipment, software, office keys, parking cards and Party A’s confidential proprietary information, (these information including written information, or other form, including photocopy). All of the above documents are a permanent part of Party A or its affiliates for all, Party B can not exercise any rights to them. If Party B violates the terms of the agreement, Party A has the right to request Party B to compensate for actual losses, while preserving a request for legal protection.

Term Eight Responsibility for breach of labor contract

1. During the period of this contract, for training that resources provided by Party A (with a certificate of currency of payment), the specific implementation shall prevail according to the "training agreement", signed by two sides.

2. Use rights and ownership of inventions or work results that Party B derived using Party A’s equipment, information, time, venue etc. belong to Party A, Party B has no right for these use rights and ownership, otherwise, Party B shall bear the corresponding responsibility and the corresponding amount of compensation.

3. Party B shall not be disclosed to any person or entity or discuss Party A's business and technology secrets, or any other information of Party A, during the contract period and within two years after separation, without the written consent of Party A, and, if violated, Party A reserves the right to hold Party B responsible. The concrete implementation of approaches to the two sides signed a "non-compete agreement" shall prevail.

Term Nine Labor Disputes

1. When labor disputes occur while fulfilling this contract because of dismissal, removal, etc., the two sides should solve through consultation.

2. If the two sides can not negotiate to the payment, either party can resort to the local labor dispute arbitration committee for arbitration. If not satisfied with the arbitration, either party may resort to Party A’s local court within 15 days on receipt the arbitration award.

Term Ten Others

1. This contract, in duplicate, both sides have a copy of signed and sealed by the parties with the same legal effect 2. Matters relating to this contract, which are not entirely stated, should be resolved according to "The People's Republic of China Labor Law," "The People's Republic of China Labor Contract Law" and the Party A's relevant regulations.

3. The terms of the contract, if contradict the national laws, regulations and policy, the national regulations and policies shall prevail.

Party A(Seal) :	Party B(Signature) :
Henan Kaifeng Desheng Boiler Co., Ltd.	Honghai Zhang
December 21, 2009
Signature of the representative) :

Honghai Zhang

December 21, 2009